FRONT SIDE OF FORM
------------------
SERIES A PREFERRED STOCK                               SERIES A PREFERRED STOCK

      NUMBER                                                 SHARES

PA-                                  McLeodUSA
                                     INCORPORATED


INCORPORATED UNDER THE LAWS OF                         SEE REVERSE FOR
   THE STATE OF DELAWARE                               CERTAIN DEFINITIONS


                                                       CUSIP    582266   80  5
                               2.5% SERIES A
                        CONVERTIBLE PREFERRED STOCK
                        (PAR VALUE $0.01 PER SHARE)
                 (LIQUIDATION PREFERENCE $17.50 PER SHARE)


     This certifies that




     is the registered owner of

           FULLY PAID AND NON-ASSESSABLE PREFERRED SECURITIES OF
                           McLeodUSA INCORPORATED

(designed the 2.5% Series A Convertible Preferred Stock (par value $0.01 per share) (liquidation preference $17.50 per share) (the "Series A Preferred Stock"). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Powers, Preferences and Relative, Participating, Optional and other Special Rights of 2.5% Series A Convertible Preferred Stock, and Qualifications, Limitations and Restrictions thereof dated April 12, 2002, as the same may be amended from time to time (the "Certificate of Designations"). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designations. The Company will provide a copy of the Certificate of Designations to Holder without charge upon written request to the Company at its principal place of business.

         Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse side hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

         Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile signatures of the duly authorized officers of the Corporations.

Date:                                      McLeodUSA INCORPORATION

       SECRETARY                                          CHAIRMAN OF THE BOARD





BACK SIDE OF FORM
-----------------
                           McLeodUSA INCORPORATED

         Dividends on each share of Series A Preferred Stock shall be payable at a rate per annum set forth in the face hereof or as provided in the Certificate of Designations.
         The shares of Series A Preferred Stock shall be redeemable as provided in the Certificate of Designations and the Company's Amended and Restated Certificate of Incorporation. The Shares of Series A Preferred Stock shall be convertible into the Company's Class A Common Stock in the manner and according to the terms set forth in the Certificate of Designations.
         As required under Delaware law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined and the authority of the Board of Directors to fix and determine the designations, voting rights, preferences, limitations and special rights of the classes and series of securities of the Company.
         The following abbreviations when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

         TEN COM-          as tenants in common               UNIF GIFT MIN ACT-______________Custodian____________
         TEN ENT-          as tenants by the entireties                            (Cust)                 (Minor)
         TEN TEN-          as joint tenants with                                under Uniform Gifts to Minors
                           right of survivorship and
                           not as tenants in common                    Act_________________________________________
                                                                                        (State)


FOR VALUE RECEIVED,_______________________________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
         IDENTIFYING NUMBER OF ASSIGNEE




_______________________________________________________________________________
 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OR ASSIGNEE)

_______________________________________________________________________________

_______________________________________________________________________________

_________________________________________________________________________SHARES
of the Series A Preferred Stock represented by this Certificate, and does hereby irrevocably constitute and appoint _____________________________________ ______________________________________________________ agent to transfer the said Series A Preferred Stock on the books of the Corporation with full power of substitution in the premises.

Dated_____________________________


                                       X_______________________________________

                                       X_______________________________________

                                       NOTICE: THE SIGNATURE(S) TO THIS
                                       ASSIGNMENT MUST CORRESPOND WITH THE
                                       NAME(S) AS WRITTEN UPON THE FACE OF
                                       THIS CERTIFICATE IN EVERY
                                       PARTICULAR, WITHOUT ALTERATION OR
                                       ENLARGEMENT OR ANY CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED:

By______________________________________
THE SIGNATURE(S)SHOULD BE GUARANTEED BY
AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS
AND CREDIT UNIONS WITH MEMBERSHIP IN AN
APPROVED SIGNATURE GUARANTEE MEDALLION
PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.